Exhibit 5.1

Mayer Brown International LLP 201 Bishopsgate London EC2M 3AF Telephone: +44 20 3130 3000 Fax: +44 20 3130 3001 www.mayerbrown.com DX 556 London and City

To:

Marex Group plc

155 Bishopsgate

London EC2M 3TQ

United Kingdom

1 May 2025

Registration Statement on Form F-3

1.	INTRODUCTION

1.1	Our role

We have acted as legal advisers to Marex Group plc (the “Issuer”) as to matters of English law in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form F-3 (the “Registration Statement”) relating to the issuance and sale, from time to time, of an indeterminate amount of its (i) senior debt securities (the “Senior Debt Securities”), (ii) subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) and (iii) contingent capital securities (the “Contingent Capital Securities” and, together with the Senior Debt Securities and the Subordinated Debt Securities, the “Securities”) (the “Transaction”).

The Senior Debt Securities are to be issued under a senior indenture, dated as of October 15, 2024 (as amended and supplemented through the date hereof, the “Senior Indenture”), between the Issuer and Citibank, N.A. as trustee (the “Senior Indenture Trustee”). The Subordinated Debt Securities are to be issued under a subordinated indenture, dated as of May 1, 2025 (the “Subordinated Indenture”), between the Issuer and Citibank, N.A., as trustee (the “Subordinated Indenture Trustee”). The Contingent Capital Securities are to be issued under an indenture, dated as of May 1, 2025 (the “Contingent Capital Securities Indenture” and, together with the Senior Indenture and the Subordinated Indenture, the “Indentures”), between the Issuer and Citibank, N.A., as trustee (the “Contingent Capital Securities Indenture Trustee” and, together with the Senior Indenture Trustee and the Subordinated Indenture Trustee, the “Trustees”).

This is a legal communication, not a financial communication. Neither this nor any other communication from this firm is intended to be, or should be construed as, an invitation or inducement (direct or indirect) to any person to engage in investment activity.

Mayer Brown International LLP is a limited liability partnership (registered in England and Wales number OC303359) which is authorised and regulated by the Solicitors Regulation Authority. We operate in combination with other Mayer Brown entities with offices in the United States, Europe and Asia and are associated with Tauil & Chequer Advogados, a Brazilian law partnership.

We use the term “partner” to refer to a member of Mayer Brown International LLP, or an employee or consultant who is a lawyer with equivalent standing and qualifications and to a partner of or lawyer with equivalent status in another Mayer Brown entity. A list of the names of members of Mayer Brown International LLP and their respective professional qualifications may be inspected at our registered office, 201 Bishopsgate, London EC2M 3AF, England or on www.mayerbrown.com.

1.2	Defined terms and construction

(a)	In this opinion, terms defined or given a particular construction in the relevant Indenture, and not in this opinion, have the meanings given to them in the relevant Indenture.

(b)	In addition in this opinion, terms defined in the Schedule shall have the meanings given in the Schedule and:

(i)	“EUWA” means the European Union (Withdrawal) Act 2018 (as amended);

(ii)	“EUWAA” means the European Union (Withdrawal Agreement) Act 2020;

(iii)	“Searches” means the searches described in paragraph 2.1(c) and (d) (Documents and Searches) and “Search Results” means the information we obtain, or receive from our agents, from the Searches;

(iv)

“Transaction Party” means a person which is a party to one or more of the Indentures or Securities, “Transaction Parties” means all of them and “Other Transaction Parties” means the Transaction Parties (other than the Issuer);

(v)

“UK Blocking Regulation” means Regulation (EC) No. 2271/96 protecting against the effects of the extra-territorial application of legislation adopted by a third country, and actions based on or resulting therefrom as it forms part of English domestic law; and

(vi)	headings are for ease of reference only and shall not affect the interpretation of this opinion.

(c)

Unless the context requires otherwise, any reference to legislation or a legislative provision, in each case, as it applies under English law as at the date of this opinion includes any subordinate legislation in force under English law as at the date of this opinion that modifies or supplements such legislation or, as the case may be, legislative provision.

2.	EXAMINATION AND ENQUIRIES

2.1	Documents and Searches

For the purpose of giving this opinion, we have:

(a)	examined the Registration Statement;

(b)

examined signed execution copies of the Senior Indenture, Subordinated Indenture and Contingent Capital Securities Indenture and the Secretary’s Certificate of the Issuer (including its Annexes) referred to in the Schedule;

(c)	arranged for our agents to make on 29 April 2025 an online search of the register kept in respect of the Issuer by the Registrar of Companies (the “Company Search”); and

(d)	arranged for our agents to make on 29 April 2025 at approximately 11 a.m. an online search in respect of the Issuer of the Central Registry of Winding Up Petitions (its “Central Registry Enquiry”).

2.2	No other examination or enquiry

For the purpose of giving this opinion, we have only examined and relied on the documents referred to in paragraph 2.1(a) and (b), arranged or obtained the Searches and reviewed the Search Results. We have made no further enquiries concerning the Issuer or any other person or any other matter in connection with the giving of this opinion.

2.3	Matters of fact

We have made no enquiry, and express no opinion, as to any matter of fact. As to matters of fact which are material to this opinion, we have relied entirely and without further enquiry on statements made in the documents referred to in paragraph 2.1 (Documents examined) and, in particular, on those statements made in the Secretary’s Certificate of the Issuer (including its Annexes) referred to in the Schedule.

3.	ASSUMPTIONS AND QUALIFICATIONS

3.1	General statement regarding assumptions and qualifications

The opinions set out in paragraph 4 (Opinions) are given on the basis of, and subject to, the assumptions and qualifications set out in the remainder of this paragraph 3.

3.2	Authenticity of signatures and documents

(a)	The genuineness of all signatures, seals and stamps.

(b)

That each of the individuals who signs as, or otherwise claims to be, an officer or Authorised Officer of the Issuer is the individual whom they claim to be and holds the office or position of any one of the following (i) Chief Executive Officer or (ii) Chief Financial Officer.

(c)	The authenticity and completeness of all documents submitted to us as originals.

(d)	The conformity with the original documents of all documents reviewed by us as drafts, specimens, pro formas or copies and the authenticity and completeness of all such original documents.

(e)	The person whose name and electronic signature appears in the signature block of any document is the person who signed and that signature was applied with the intention to authenticate such document.

(f)	The person who signed the attestation clause of any document was physically present and witnessed the signatory sign such document.

3.3	Corporate formalities

(a)

That the written resolutions of the directors of the Issuer referred to in the Schedule were duly passed in accordance with all applicable laws and regulations, including compliance with the Articles of Association of the Issuer; and that in particular, but without limitation, each provision contained in the Companies Act 2006 or the Articles of Association of the Issuer relating to the declaration of directors’ interests or the power of interested directors to vote was duly observed.

(b)	That the written resolutions of the directors of the Issuer referred to in the Schedule have not been amended or rescinded and remain in full force and effect.

(c)

That the meeting referred to in the Schedule was duly convened, constituted and held in accordance with all applicable laws and regulations, including compliance with the Articles of Association of the Issuer; and that in particular, but without limitation, a duly qualified quorum of directors was present in each case throughout the meeting and voted in favour of the resolutions.

(d)

That each provision contained in the Companies Act 2006 or the Articles of Association of the Issuer relating to the declaration of directors’ interests or the power of interested directors to vote and to count in the quorum was duly observed.

(e)

The minutes (or extracts of minutes) of the meeting referred to in the Schedule are a true record of the proceedings of the relevant meeting and that each resolution recorded in those minutes (or extracts) has not been amended or rescinded and remains in full force and effect.

(f)

That any borrowing limits or any limits on the guaranteeing of indebtedness or granting of security imposed by the Issuer’s Articles of Association or otherwise by the Issuer’s shareholders have been, and will be, duly observed.

(g)

The directors of the Issuer acted in accordance with ss171-174 of the Companies Act 2006 in passing the resolutions referred to in the Schedule and in approving the execution of each Indenture and the issue from time to time of Securities pursuant to the relevant Indenture and that the execution and delivery by the Issuer of the Indentures and the exercise of its rights and performance of its obligations under the relevant Indenture (including the issuance of Securities) are in its commercial interests.

3.4	Capacity, authorisation and execution

(a)	That each Other Transaction Party:

(i)	has at all relevant times the capacity to enter into and deliver, and to exercise its rights and perform its obligations under, the relevant Indenture or the relevant Securities;

(ii)	has taken all necessary corporate action to authorise that entry, delivery, exercise and performance; and

(iii)	is not prohibited by any applicable law from that entry, delivery, exercise and performance.

(b)	Each Indenture has been duly executed by or on behalf of each party to it (other than the Issuer).

(c)	None of the Indentures or any Securities has been or will be executed as a deed.

(d)	That an Authorised Officer (as defined in the resolutions referred to in the Schedule) has approved the Securities and each Indenture on behalf of the Issuer.

3.5	Delivery and validity

(a)

That the Securities of each series will be accurately and properly prepared, and duly completed, authorised, executed and delivered on behalf of the Issuer and issued, paid for, registered and authenticated, all subject to, and in accordance with, the relevant Indenture and that all other requirements of the relevant Indenture with respect to the issue of Securities will be complied with in full.

(b)

That each Indenture has been unconditionally delivered by all of the parties to it and is not subject to any escrow or similar arrangement and that all conditions precedent to each of the Indentures becoming effective have been duly met or waived.

(c)

That each Indenture and each Security and the obligations created by them constitute the legal, valid, binding and enforceable obligations of each party to them under the laws by which they are expressed to be governed, except as set forth under paragraph 4.4 below.

(d)

That any subordinate legislation which purports to have been made under powers conferred by the European Communities Act 1972, the EUWA or the EUWAA that is relevant to this opinion is valid in all relevant respects.

3.6	Foreign law matters

(a)

That no laws of any applicable jurisdiction (other than English law) would be contravened by, or render illegal or ineffective, the entry into and delivery of each Indenture, the issue of any Securities or the enforcement or other exercise of any rights or the performance of any obligations (including any exercise or performance in that jurisdiction) under the relevant Indenture or any Securities by any Transaction Party.

(b)

In particular, but without limiting paragraph 3.6(a), that so far as the laws of the United States of America are concerned, each of the Indentures and each Security constitute legal, valid and binding obligations of the Issuer, and that such laws do not qualify or affect the opinions set out in paragraph 4 (Opinions).

3.7	Compliance with laws of England and Wales

(a)

Each issue of Securities in respect of which particular restrictions, laws, guidelines, regulations or reporting requirements apply in England and Wales will only occur in circumstances which comply with such restrictions, laws, guidelines, regulations or reporting requirements as apply from time to time.

(b)

All consents, licenses, approvals, authorisations, orders of any governmental authority or other person, registrations, notices or filings which are necessary under any applicable laws in order to permit the execution and delivery of each Indenture and any Securities and, in each case, the performance of the Issuer’s obligations thereunder, or otherwise in connection therewith, have been obtained or made and are and will be in full force and effect.

3.8	Consents and non-infringements

(a)

That any operational consent, licence or authorisation which the Issuer may require to carry on its business has been obtained, is in full force and effect and will not be breached by the execution and delivery and performance of the obligations under the Securities or the relevant Indenture and that each consent, licence, approval, authorisation or order of any governmental authority or other person which is required under any applicable law in relation to the execution and delivery of each Indenture or any Securities and the exercise of rights and the performance of obligations under them by any Transaction Party or otherwise in connection with the relevant Transaction has been obtained and is in full force and effect.

(b)

That each party in entering into the relevant Indenture or any Securities to which it is a party and in exercising its rights and performing its obligations under them is, and will at all relevant times remain in compliance with all applicable anti-corruption, anti-money laundering, anti-terrorism, sanctions, exchange control, human rights and national security laws and regulations of any applicable jurisdiction (including without limitation the Proceed of Crime Act 2002, the Bribery Act 2010, the Money Laundering, Terrorist Financing and Transfer of Funds (Information on the Payer) Regulations 2017 and the National Security and Investment Act 2021) and the enforcement of each Indenture or any Securities is, and will at all times remain, consistent with all such applicable laws and regulations.

(c)

That no agreement, document or obligation to or by which the Issuer (or its assets) is a party or bound and no injunction or other court order against or affecting the Issuer would be breached or infringed by the execution and delivery of each Indentures or any Securities, the exercise of rights and the performance of obligations under them or any other aspect of the relevant Transaction.

3.9	Accuracy and completeness of information

(a)	That the information included in the Search Results is true, accurate, complete and up-to-date and that there is no information which, for any reason, should have been but was not included in them.

It should be noted, however, that this information may not be true, accurate, complete or up-to-date. In particular, but without limitation:

(i)

there may be matters which should have been registered but which have not been registered or there may be a delay between the registration of those matters and the relevant entries appearing on the register of the relevant party;

(ii)

there is no requirement to register with the Registrar of Companies notice of a petition for the winding-up of, or application for an administration order in respect of, a company. Such a notice or notice of a winding-up or administration order having been made, a resolution having been passed for the winding-up of a company or a receiver, manager, administrative receiver, administrator or liquidator having been appointed may not be filed with the Registrar of Companies immediately and there may be a delay in any notice appearing on the register of the relevant party;

(iii)

the results of the Central Registry Enquiry relate only to petitions for the compulsory winding up of, or applications for an administration order in respect of, the Issuer presented prior to the enquiry and entered on the records of the Central Registry of Winding Up Petitions. The presentation of such a petition, or the making of such an application, may not have been notified to the Central Registry of Winding Up Petitions or entered on its records immediately or, if presented to a County Court or Chancery District Registry, at all; and

(iv)	in each case, further information might have become available on the relevant register after the Searches were made.

(b)

That each representation and/or warranty given from time to time by each of the Transaction Parties in each Indenture or any Securities (other than those as to a matter of law on which we opine in this opinion) is true, accurate and complete as at each date on which it is given or repeated; and that if a warranty or representation is given by a Transaction Party in whatever form of words to the effect that it has no awareness or notice of a fact or matter, or that to its knowledge and belief a fact or matter does not exist or has not occurred, then that means that the relevant fact or matter does not exist or has not occurred.

(c)

That there is no fact or matter (such as bad faith, coercion, duress, undue influence or a mistake or misrepresentation before or at the time each Indenture or any Security was or is entered into, a subsequent breach, release, waiver or variation of any right or provision, an entitlement to rectification, circumstances giving rise to an estoppel or an intention on the part of any Transaction Party not to operate any Indenture or Security in accordance with its terms) and no additional document between some or all of the parties to each Indenture or any Security which in either case would or might affect this opinion and which was not revealed to us by the documents examined or the searches and enquiries made by us in connection with the giving of this opinion.

3.10	Securities laws

(a)

That to the extent a Transaction Party in entering into or performing its obligations under any Indenture or Security is carrying on, or purporting to carry on, any relevant regulated activity in the United Kingdom, it is an authorised person permitted to carry on that regulated activity or an exempt person in respect of that regulated activity under the Financial Services and Markets Act 2000 (as amended, the “FSMA”).

(b)	No Indenture was entered into, and no Security is or will be purchased or otherwise acquired, as a consequence of a communication made in breach of s21(1) FSMA.

(c)

Each Transaction Party will comply with the UK selling restrictions set out in the Registration Statement and with all applicable provisions of FSMA and the Financial Services Act 2012 (and regulations made under those statutes) with respect of anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(d)	No request will be made to admit any Security to trading on a regulated market situated or operating in the United Kingdom.

4.	OPINIONS

4.1	General statements regarding opinions

(a)

Basis: the opinions set out in the remainder of this paragraph 4 are given on the basis of the examination and enquiries referred to in paragraph 2 (Examination and enquiries) and on the basis of, and subject to, the assumptions and qualifications made in paragraph 3 (Assumptions and Qualifications).

(b)	No extension: this opinion is strictly limited to the matters expressly stated in the remainder of this paragraph 4 and is not to be construed as extending by implication to any other matter.

4.2	Status

(a)	Incorporation: the Issuer is a limited liability company duly incorporated under English law.

(b)

Status: in respect of the Issuer, the Company Search indicates that it is validly existing and do not reveal any order or resolution for its winding up or any notice of the appointment of a receiver, administrative receiver or administrator in respect of it or any of its assets. In respect of the Issuer, the Central Registry Enquiry does not reveal that any petition for its winding-up has been presented, that any application for its administration has been made or that any notice of appointment, or of intention to appoint, an administrator has been filed.

(c)	Definition: for the purpose of this paragraph 4.2:

(i)

“duly incorporated” means that the requirements of the Companies Acts in force at the date of incorporation of the Issuer in respect of registration and all matters precedent and incidental to it have been complied with by the Issuer and that the Issuer is authorised to be registered and is duly registered under those Acts; and

(ii)

“validly existing” means that the Issuer is subsisting at the date of this opinion and has not been struck off the register kept by the Registrar of Companies, dissolved or ceased to exist by reason of any merger, consolidation or limitation on the duration of its existence.

4.3	Corporate capacity

The Issuer has the corporate capacity to enter into and deliver each Indenture and the Securities and to exercise its rights and perform its obligations under the relevant Indenture and the relevant Securities and has taken all necessary corporate action to authorise the execution and delivery of, and the exercise of its rights and performance of its obligations under, the relevant Indenture and the relevant Securities, as the case may be.

4.4	Legal validity

Upon the issuance of Subordinated Securities in the manner described in the Subordinated Indenture, (i) the waiver of set-off provisions set forth in Section 5.15 of the Subordinated Indenture, insofar as they are expressed to be governed by the laws of England and Wales, will constitute legal, valid, binding and enforceable obligations of the Transaction Parties, and (ii) the subordination provisions set forth in Article 14 of the Subordinated Indenture, insofar as they relate to the Issuer and are expressed to be governed by the laws of England and Wales, will constitute legal, valid, binding and enforceable obligations of the Issuer.

5.	QUALIFICATIONS

5.1	General statement regarding qualifications

The opinions set out in paragraph 4 (Opinions) are subject to the qualifications set out in the remainder of this paragraph 5.

5.2	Legal validity qualifications

The opinions set out in paragraphs 4.4 (Legal validity) mean that the relevant provisions are of a type which the English courts uphold as legal, valid and binding and enforce. It does not mean that the English courts will necessarily uphold as legal, valid and binding and enforce the relevant provisions in all circumstances in accordance with their respective terms. For example:

(a)

General insolvency qualification: the law relating to administration, bankruptcy, insolvency, liquidation, moratorium, restructuring (including a compromise or arrangement for a company in financial difficulty) and re-organisation and other laws of general application relating to or affecting the rights of creditors generally may render provisions or documents void or voidable or otherwise limit or affect their enforcement;

(b)

Equity and public policy: an English court will not necessarily grant any remedy the availability of which is subject to the principles of equity or which is otherwise in the discretion of the court and may refuse to give effect to a provision on grounds of English public policy. In particular (but without limitation), equitable remedies such as specific performance and injunctions are discretionary notwithstanding any agreement purporting to confer the availability of them and may not be available where damages are considered by the court to be an adequate alternative remedy;

(c)

Procedural rules: any action brought in an English court would be subject to the rules and procedures of the court including, without limitation, rules as to when an English court will take jurisdiction to hear a matter (in relation to which the existence of a valid submission to the jurisdiction of the English courts may not be determinative), order a claimant to provide security for costs or stay an action;

(d)

Jurisdiction: in some circumstances an English court retains a discretion to terminate or suspend proceedings commenced before it, or decline to restrain proceedings commenced in a court in another jurisdiction, notwithstanding that the provisions of the relevant document provide that the English or New York courts (as the case may be) have jurisdiction;

(e)	Defences: claims may become barred under the Limitation Act 1980 or the Foreign Limitation Periods Act 1984 or may be subject to defences of set-off or counterclaim;

(f)

Frustration, misrepresentation and fraud: validity and enforcement may be limited by the provisions of English law applicable to agreements held to have been frustrated by events happening after execution. A party to an agreement may be able to avoid its obligations under that agreement (and may have other remedies) if it has been induced to enter into that agreement by a misrepresentation. The English courts will generally not enforce an obligation if there has been fraud;

(g)

Foreign illegality: where an obligation is to be performed in a jurisdiction other than England, it may not be enforceable in England to the extent that its performance would be illegal or contrary to public policy under the laws of the jurisdiction in which it is to be performed and an English court may take into account the laws of the jurisdiction in which performance is to take place in relation to the manner of performance and the steps to be taken in the event of defective performance; and

(h)

Currency: while the English courts are prepared to render judgment for a monetary amount in a foreign currency, a judgment may be converted into English pounds sterling for the purposes of enforcement (save only in respect of third party debt order proceedings where enforcement can be in the appropriate foreign currency). Foreign currency amounts claimed in English law liquidation or administration proceedings must be converted into English pounds sterling at the exchange rate prevailing at the commencement of the liquidation or administration (or for a liquidation, at the commencement of any immediately preceding administration).

5.3	Particular provisions

There are limits on the efficacy of certain provisions in documents. For example:

(a)

Entire agreement: oral or other assurances given in the course of negotiations may amount to a binding collateral promise, notwithstanding any provision in any document to the effect that the written terms of that document constitute the entire agreement between the parties to it;

(b)	Agreements to agree: any provision providing for a matter to be determined by future agreement or negotiation, or to be the subject of negotiations, might be unenforceable or void for uncertainty;

(c)	Restriction on statutory power: a provision in any document which constitutes a restriction on the exercise of any statutory power by any person party to the document or any other person may be void;

(d)

Severability: the question of whether or not any provision of any document which may be invalid, illegal or unenforceable may be severed from the other provisions of that document in order to preserve the validity, legality and enforceability of those other provisions would be determined by an English court in its discretion;

(e)

Waivers: an English court might hold that a waiver of any term of a document may be made by oral agreement or arise from a failure to exercise, or a delay in exercising, a remedy or other right, notwithstanding any provision in that document requiring waivers to be in writing or stating that such a failure or delay will not operate as a waiver. Pursuant to the Contracts (Rights of Third Parties) Act 1999 the consent of one or more persons who are not party to a contract may be required to vary or rescind it;

(f)

Conclusive determination and discretion: an English court may refuse to treat as final, conclusive or binding any calculation, certificate or determination which any document states is to be so treated and may require that where any party to any document is vested with a discretion or may determine a matter in its opinion that the discretion is exercised reasonably, objectively and for proper purposes or that the opinion is based on reasonable and objective grounds and that rights enabling a majority of a class to bind a minority must be exercised for the purpose of benefiting the class as a whole;

(g)

Exclusions or restrictions of liability: there are limits on the extent to which an English court will give effect to provisions excluding or restricting the liability of any party or provisions for an indemnity in respect of that liability;

(h)

Powers of attorney: the appointment of a person as the attorney of any Transaction Party may not be irrevocable, notwithstanding any provision to the contrary, if it does not secure the performance of an obligation owed to, or a proprietary interest of, that person;

(i)

No withholding: a provision requiring payments to be made without deduction or withholding will not be enforced by an English court if a deduction or withholding is made pursuant to a legal obligation;

(j)

Costs indemnity: an English court may not give effect to an indemnity obligation (i) to the extent it purports to allow recovery of expenses and other costs that are unreasonably incurred or unreasonable in amount or (ii) in respect of the costs of and incidental to any proceedings;

(k)

Other indemnities and foreign fines: an undertaking to assume liability for or to indemnify against non-payment of stamp duty or an indemnity in respect of any criminal or civil fine or penalty may be unenforceable or void and an English court may not give effect to a provision of a document which would involve the enforcement of foreign revenue or penal laws;

(l)

New accounts: we express no opinion as to the efficacy of any provision which purports to entitle any person to open an account or which deems a new account to have been opened in substitution for or in addition to an original account so as to preserve security or a guarantee;

(m)

Third party rights: in relation to any document which is not a contract to which the Contracts (Rights of Third Parties) Act 1999 applies or in which the operation of the provisions of that Act is excluded, any person who is not a party to that document may not be able to enforce provisions of that document which are expressed to be for the benefit of that person;

(n)

Default penalties: any provision for a payment or other remedy for a breach or default might be unenforceable if it amounts to a penalty. In any contract for the supply of goods or services, a contractual right to interest, or any variation or exclusion of the implied right to statutory interest, for late payment of a debt may be rendered void by the Late Payment of Commercial Debts (Interest) Act 1998 unless in overall terms the contract provides a substantive remedy for late payment of the debt;

(o)

Process agents: we express no view on whether any provision of a document permitting service on an agent for service of process would be effective in the case of an agent who has not accepted their appointment or where that appointment has been terminated;

(p)

International Monetary Fund: a document will be unenforceable under English law if (i) it is an exchange contract that involves the currency of any member of the International Monetary Fund (the “Member”) and (ii) it is contrary to the exchange control regulations of that Member which are maintained or imposed consistently with the International Monetary Fund Agreement. In our opinion, the Indentures are not contrary to any exchange control regulations maintained or imposed by the United Kingdom but we offer no opinion in relation to any other relevant jurisdiction;

(q)

UK Blocking Regulation: without prejudice to paragraph 3.8(b) (Consents and non-infringements), we express no opinion on whether the inclusion or performance of any provision in any Indenture or Security would constitute a breach of, or be rendered illegal, invalid or non-binding by, the UK Blocking Regulation;

(r)

Obligations after judgment: an English court may hold that a judgment, English or foreign, on any document would supersede that document so that any obligation relating to the payment of interest after judgment or any currency indemnity in the document may not be held to survive the judgment; and

(s)	Obligations owed by a party to itself: we express no opinion as to any obligations purportedly owed by a party to itself.

5.4	Subordination qualification

The effectiveness in an insolvency process conducted under English law of contractual subordination agreements (including those limiting the liability of certain specified persons in respect of specified unsecured liabilities and those in which one unsecured debt of a company is made to rank, as regards payment and/or priority, before or after another unsecured debt of the company) or limited recourse arrangements (in which a person agrees to limit its claim in respect of specified liabilities to the proceeds of specified assets or a specified fund, to the extent payable to that person under English law) is not definitively established.

The case of Re Maxwell Communications Corporation plc (No 2) [1993] 1 WLR 1402, is helpful in that it drew a distinction between an arrangement where an unsecured creditor is preferred above other unsecured creditors and a situation where an unsecured creditor agrees to subordinate its claim to those unsecured creditors (thus waiving the benefit of the pari passu rule which would normally apply on a liquidation (or administration involving a distribution) conducted under English law). The court held that in the latter situation, the pari passu rule was not mandatory and that such an arrangement would be effective on the debtor’s liquidation. In The Joint Administrators of LB Holdings Intermediate Ltd v The Joint Administrators of Lehman Brothers International (Europe) and others [2017] UKSC 38, Lord Neuberger (with whom the other Justices of the Supreme Court agreed on this aspect) said “I can see no objection to giving effect to a contractual agreement that, in the event of an insolvency, a contracting creditor’s claim will rank lower than it would otherwise do in the “waterfall”, that is, the statutory order of priority for payment out of the company’s assets in a liquidation or distributing administration.”

6.	LAW AND RELIANCE

6.1	Governing law

This opinion and any non-contractual obligations arising out of or in connection with this opinion shall be governed by, and construed in accordance with, English law.

6.2	The law to which this opinion relates

(a)	This opinion relates only to English law as applied by the English courts as at today’s date (together, “Applicable Law”).

(b)

By “English law”, we mean (except to the extent we make specific reference to an English law “conflict of law” (private international law) rule or principle), English domestic law on the assumption that English domestic law applies to all relevant issues.

(c)

Except to the extent, if any, specifically stated in it, this opinion takes no account of any proposed changes as at today’s date in Applicable Law. Nor do we undertake or accept any obligation to update this opinion to reflect any actual changes in Applicable Law or relevant accounting standards made or coming into effect after today’s date.

(d)

We express no opinion as to, and we have not investigated for the purposes of this opinion, the laws of any jurisdiction other than England. It is assumed that no foreign law which may apply to the transactions contemplated by the Indentures or any Securities or any other matter contemplated by the Indentures or any Securities would or might affect any of the opinions set out in paragraph 4 (Opinions).

7.	RELIANCE AND LIABILITY

7.1	Addressees and disclosure

(a)

This opinion is solely for the benefit of the addressee and for the purposes of the issue and offer of any Securities. Except as set out below, it may not be disclosed or relied on by any other person or for any other purpose and is not to be quoted or made public in any way without our prior written consent.

(b)	This opinion may be disclosed, for information purposes only and without any entitlement to rely on it in any way:

(i)	to the legal advisers and external auditors of the Issuer and of any affiliate of the Issuer;

(ii)	to the directors, officers or employees of the Issuer;

(iii)	to applicable regulators upon their request;

(iv)	to any person to whom disclosure is required to be made in accordance with law or regulation or in connection with any judicial proceedings;

(v)	in connection with any litigation, arbitration or similar proceeding to which the Issuer is a party relating to the issue and offer of any Securities; and

(vi)	to any rating agency which, with the permission of the Issuer, has or will rate any Securities issued from time to time pursuant to the relevant Indenture.

In addition, we hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the use of our name under the heading “Legal Matters.” In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours faithfully

/s/ Mayer Brown International LLP

Mayer Brown International LLP

SIGNATURE PAGE TO LEGAL OPINION

THE SCHEDULE

DOCUMENTS EXAMINED

A Secretary’s Certificate of the Issuer dated 1 May 2025 and attaching to it:

1.	A true, accurate and complete copy of the Articles of Association of the Issuer as in full force and effect as at 1 May 2025 (as certified by Scott Linsley (the “Company Secretary”));

2.	A true, accurate and complete copy of the Certificate of Incorporation of the Issuer;

3.	A true, accurate and complete copy of the Certificates of Change of Name of the Issuer;

4.

A copy of an extract of the written resolutions of the board of directors of the Issuer (the “Board”) dated 30 April 2025, which contained a true, accurate and complete copy of the resolutions duly adopted by the Issuer and by which the Board, amongst other items:

(a)	approved the establishment of the Registration Statement by the Issuer and the delegation of powers and authorities to any Authorised Officer (as defined in the resolutions);

(b)	resolved that it is in the best interests of the Issuer to prepare, execute and deliver the Indentures relating to the Securities;

(c)	authorised and empowered the Authorised Officers (as defined in the resolutions) to:

(i)

negotiate, execute, deliver and perform obligations under, the Indentures for and on behalf of the Issuer, relating to the Securities, with such changes therein and modifications and amendments thereto (including by means of any supplemental indentures to the Indenture) as any Authorised Officer may in his or her sole discretion approve;

(ii)	approve the terms of series of Securities to be issued pursuant to the relevant Indentures; and

(iii)	to undertake and complete all actions necessary, appropriate or advisable for the Issuer to issue series of Securities;

(d)

resolved that the Securities are approved and any Authorised Officer of the Issuer is authorised to execute and cause to be delivered any such Securities with such changes therein as may be approved by any Authorised Officer of the Issuer executing the same and that any Authorised Officer of the Issuer is duly authorised to individually approve the issuance and the terms and provisions of any series of Securities issued pursuant to the relevant Indenture (or any indenture, supplemental indenture or other instrument authorised by the resolutions); and

(e)

resolved that each Authorised Officer may authorise any other officer, agent or counsel of the Issuer to take action and to execute or deliver any agreement, instrument or other document referred to in the foregoing resolutions in place of or on behalf of such Authorised Officer, with full power as if such Authorised Officer were taking such action himself, and certifying that:

(i)	since 25 April 2024 there has been no amendment to the Issuer’s Articles of Association and no action has been taken to amend, modify or repeal such Articles of Association;

(ii)

to the best of his or her knowledge no order or resolution for the winding-up of the Issuer and no notice of appointment of a receiver has been filed by or on behalf of the Issuer, and no proceedings looking toward the merger, consolidation, sale of assets and business, liquidation or dissolution of the Issuer have been taken or are pending, nor have the directors or shareholders of the Issuer taken any steps to authorise or institute any of the foregoing;

(iii)

each of the officers listed in Annex V of the Secretary’s Certificate are officers of the Issuer who hold the office set forth opposite his or her name and the signature of each such person appearing opposite his/her name is his/her own genuine signature;

(iv)

each of the Indentures has been duly approved and executed on behalf of the Issuer, by an Authorised Officer of the Issuer, pursuant to the authority granted by the resolutions duly adopted by the Board; and

(v)

each person who, as an officer, director or authorised signatory of the Issuer, signed the Relevant Indenture or any other document delivered in connection therewith on or prior to the date hereof, was, at the respective times of such signing and delivery, duly elected or appointed, qualified and acting as such director or officer or authorised signatory, and was duly authorised to sign such agreement or document on behalf of the Issuer, and the signatures of all such persons appearing on all such documents are their genuine signatures.